                                 OPERATING AGREEMENT

        THIS OPERATING AGREEMENT (the "Agreement") is dated as of the 16th day of January, 1998 (the "Effective Date") by and between AT&T Wireless Services, Inc., on behalf of itself and its Affiliates listed in Schedule 1 hereto (individually and collectively, "AWS") and Dobson Cellular Systems, Inc., on behalf of itself and its Affiliates listed in Schedule 2 hereto (individually and collectively, "Dobson"). AWS and Dobson are sometimes referred to, individually, as a "Party" and together as "Parties."

                                    R E C I T A L

                WHEREAS, each of AWS and Dobson desires to make arrangements to facilitate the provision of voice and voice-related mobile wireless radiotelephone service to its Customers through the wireless radiotelephone facilities of the other Party in a manner providing a common look and feel and the appearance of seamlessness between the Parties' facilities, in accordance with the terms of this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein set forth and intending to be legally bound hereby, the Parties do hereby agree as follows:

                                      ARTICLE I.

                                     DEFINITIONS

        As used in this Agreement, the terms below shall have the following meanings:

        ADDITIONAL FEATURES means the Features that are neither Core Features nor Future Core Features but that are offered by a Party to its Customers in its Home Service Area.

        ADOPTED FEATURES means the Core Features and the Future Core Features.

        AFFILIATE means, with respect to a Party, any facilities-based CMRS operating company that (a) is controlled by or under common control with the Party, (b) is an entity in which the Party has at least fifty percent (50%) voting interest, (c) shares switching facilities with the Party, (d) is managed by the Party, or (e) is providing Service utilizing CMRS spectrum it has acquired from a Party.

        APPROVED CIBERNET NEGATIVE FILE GUIDELINES means the negative file guidelines appearing in the CIBER Record in effect from time to time.

        AT&T WIRELESS means AT&T Wireless Services, Inc., individually.


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        AUTHORIZED RECEIPT POINT or ARP means the location or address of the
Party designated by the Home Carrier as the delivery point for its CIBER records and authorized agent for performing CIBER edits.

        AUTHORIZED ROAMER means a Roamer using equipment and an assigned telephone number with the NPA/NXX combinations listed in accordance with Article VI below for whom the Serving Carrier has not received a negative notification in accordance with the provisions of this Agreement.

        AWS has the meaning set forth in the first paragraph of this Agreement.

        AWS SYSTEM means the facilities owned and/or operated by AWS with which it provides Service anywhere within the United States.

        BTA means a geographic area designated by the FCC as a Basic Trading Area in which a PCS System may be operated, as described more specifically in 47 CFR 24.202 of the FCC rules and regulations.

        CELLULAR SYSTEM means a wireless communication system that is operated pursuant to authority granted by the FCC under 47 CFR Part 22.

        CIBER means Cellular Intercarrier Billing Exchange Record.

        CIBER RECORD means the publication prepared by CIBERNET Corporation, a wholly-owned subsidiary of the Cellular Telecommunications Industry Association, as a service to the wireless communications industry. Unless specifically provided otherwise in this Agreement, all words and phrases defined in the CIBER Record shall have the meaning herein that they have therein.

        CLEARINGHOUSE means that entity which provides for the exchange of CIBER records and performs industry accepted CIBER edits, including edits to verify Industry Negative File information.

        CMRS means any Commercial Mobile Radio Service as authorized by the FCC.

        CORE FEATURES means the Features that, as of the Effective Date, AWS and Dobson have agreed to implement and maintain in order to create a common look and feel and seamless subscriber service between the AWS System and the Dobson System, as evidenced by their listing in Schedule E-1 to Exhibit E attached hereto.

        CUSTOMER means an end-user of Service with which a Party has entered into an agreement to provide such Service, regardless of whether such Service is to be provided through the facilities of such Party.

        DEFAULT has the meaning set forth in Section 13.1.


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        DOBSON has the meaning set forth in the first paragraph of this
Agreement.

        DOBSON SERVICE AREA means the geographic area in which Dobson and those of its Affiliates now or hereafter listed on Schedule 2 provide Service.

        DOBSON SYSTEM means the facilities owned and/or operated by Dobson with which it provides Service anywhere within the Dobson Service Area.

        DOBSON TDMA SYSTEM means that portion of the Dobson System located in the markets listed on Exhibit A.

        EFFECTIVE DATE has the meaning set forth in the first paragraph of this Agreement.

        ESN means the Electronic Serial Number that is encoded in a wireless telephone set by the manufacturer and which is broadcast by such telephone.

        EQUIPMENT means phones, handsets, transmitters, terminals, control equipment and switches and other hardware and software required or useful to use Service, including phones and handsets Customers use in connection with Service.

        FCC means the Federal Communications Commission and any successor agency or authority.

        FEATURES means voice and voice-related features and services available from a Party through its mobile wireless telecommunication system.

        FUTURE CORE FEATURES means the Features that are agreed upon in the future by the Parties pursuant to Section 10.3.2 as necessary to maintain a common look and feel, and seamless subscriber service, between the AWS System and the Dobson System, and which the Parties agree will be supported by both of their Systems, on the terms and conditions of this Agreement, in the same manner as the Core Features. Once implemented, a Future Core Feature shall be deemed a Core Feature for purposes of this Agreement.

        GENERAL AVAILABILITY means the date upon which the technology and products that comprise any Future Core Features are commercially available from the vendors of such technology and product(s), and such Feature has successfully completed and passed the first application in the System of the Party seeking to implement such features and is ready for live commercial deployment.

        HOME CARRIER means a Party who is providing Service to its registered Customers in a geographic area where it holds a license or permit to construct and operate a mobile wireless radiotelephone system and station.


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

        HOME SERVICE AREA means the geographic area in which a Home Carrier is licensed to provide Service.

        INDUSTRY NEGATIVE FILE means the negative file maintained by the authorized Clearinghouses in accordance with approved CIBERNET Negative File Guidelines.

        MIN means the "Mobile Identification Number" which is assigned by a Home Carrier to each of its registered Customers.

        MSA means a geographic area designated by the FCC as a Metropolitan Service Area in which a Cellular System may be operated, as described more specifically in 47 CFR 22.909 of the FCC rules and regulations.

        MTA means a geographic area designated by the FCC as a Major Trading Area in which a PCS System may be operated, as described more specifically in 47 CFR 24.202 of the FCC rules and regulations.

        NPA/NXX COMBINATIONS means the six-digit numerical combinations assigned by regulatory authorities to identify the area code and telephone number prefix for Service.

        PCS SYSTEM means a wireless communication system that is operated pursuant to authority granted by the FCC under 47 CFR Part 24.

        PARTIES and PARTY have the meanings set forth in the first paragraph of this Agreement.

        ROAMER means a Customer of one Party who seeks Service from the other Party within the geographic area served by the other Party, regardless of whether Service also is offered in that area by the Party whose Customer is seeking Service.

        RSA means a geographic area designated by the FCC as a Rural Service Area in which a Cellular System may be operated, as described more specifically in 47 CFR 22.909 of the FCC rules and regulations.

        SERVICE means telecommunications service for the transmission and reception of voice and voice-related features provided by means of radio frequencies that are or may be licensed, permitted or authorized now or in the future by the FCC for use by a Cellular System or a PCS System, and in respect of which service the user equipment is capable of and intended for usage during routine movement, including halts at unspecified points, at more than one location throughout a wide area public or private wireless network. Unless otherwise specifically agreed by the Parties, Service shall include personal base station services but, by way of example and without limitation, does not include fixed wireless services, two-way messaging wireless services (NBPCS), video broadcasting wireless services, television services (whether cable, broadcast or direct broadcast satellite), broadcast radio services, interactive informational or transactional content services such as on-line content network services, Internet based services, satellite based communications services, and air to ground communications services.


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

        SERVING CARRIER means a Party who provides Service for registered Customers of another Party while such Customers are in the geographic area where the Serving Carrier, directly or through subsidiaries, provides Service.

        SYSTEM means the AWS System or the Dobson System, and SYSTEMS means the AWS System and the Dobson System.

        TDMA means the present and future North American Time Division Multiple Access standard which is set by the Telecommunications Industry Association (which at the Effective Date is IS-136), which is the essential radio frequency technical method for digital wireless telephone operations upon which the Service and equipment related thereto are designed to operate.

        USER INTERFACE means the process, functional commands, and look and feel by which a Customer operates and utilizes the Adopted Features, including the sequence and detail of specific commands or service codes, the detailed operation and response of Equipment to the sequence of keys pressed to effect subscriber Equipment functions, and the response of subscriber Equipment to the activation of these keys, or in response to signals or data from either the Dobson System or the AWS System. Furthermore and for greater certainty, such definition shall include without limitation, the manner in which information is displayed on the screen of a phone used for Adopted Features, announcement tones or messages occur, and service or feature codes that must be dialed. The origins of the information presented to the user may be the user Equipment, or the AWS System or the Dobson System, or both.

                                     ARTICLE II.

                                 PROVISION OF SERVICE

        2.1 Each Party shall provide, to any Authorized Roamer who so requests, in accordance with its own ordinary requirements, restrictions, practices, and tariffs, if applicable, and with the terms and conditions of this Agreement, any and all types of Service that such Party provides to its own Customers within its Service Area. At a minimum, such Service shall include voice communications capability, as well as any other types of Service required by this Agreement, including without limitation Article X hereof.

        2.2 Notwithstanding anything in this Agreement to the contrary, a Serving Carrier may suspend or terminate Service to an Authorized Roamer in accordance with the terms of its own ordinary requirements, restrictions, practices, and tariffs, if any, but such suspension or termination shall not affect the rights and obligations of the Parties for Service furnished hereunder prior to such termination or suspension.


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

        2.3 In connection with its Service to Roamers, no Serving Carrier shall use recorded announcements or other inducements for an Authorized Roamer to discontinue the Service of its Home Carrier or, unless otherwise authorized herein, Roamer's use of a Serving Carrier's system.

        2.4 In the event that an operating entity becomes an Affiliate of a Party after the date of this Agreement, such Party may, upon thirty (30) days prior written notice to the other Party, add such operating entity to Schedule 1 or Schedule 2, as the case may be, at the expiration of which thirty-day period,
(a) the Customers of such entity shall be entitled to Service as Roamers from the other Party on the terms and conditions of this Agreement and (b) such operating entity shall provide Service to Customers of the other Party who are Authorized Roamers, although the other Party is not obligated to request such Service or to require its Customers to request such Service. Notwithstanding the foregoing, the other Party, in its reasonable discretion, may specify, by delivering written notice thereof prior to the expiration of the thirty day period, that any Affiliate so added shall not be entitled to preference as a Serving Carrier as otherwise provided in Section 2.5.

        2.5

                2.5.1 AWS, in its capacity as Home Carrier, shall cause substantially all of its Customers, when roaming in the markets operated by Dobson that are listed on Exhibit A, to normally seek Service as Roamers from Dobson prior to seeking Service from any other carrier. Dobson, in its capacity as Home Carrier, shall cause substantially all of its Customers, when roaming in the markets operated by AWS that are listed on Exhibit B, to normally seek Service as Roamers from AWS prior to seeking Service from any other carrier.

                2.5.2   As a condition to the right of a Party under Section
2.5.1 to be the preferred provider of Service to Customers of the other Party, the market being served by the Serving Carrier shall (i) have fully installed a TDMA-based system, including all Core Features, (ii) be fully interoperable in accordance with Sections 10.6, 10.7, and 10.8, and (iii) otherwise have met, and be in compliance with, all terms and conditions of this Agreement.

                2.5.3 Upon the addition to or deletion from Schedule 1 or 2 of any operating entity pursuant to Section 2.4, Exhibits A and B shall automatically be revised accordingly, except that either Party may, in its sole discretion, specify that an addition by either Party to Schedule 1 or 2 shall not be given effect for any or all purposes of this Section 2.5.

        2.6 Dobson shall join and remain a member of the North American Cellular Network throughout the term of this Agreement.


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

                                     ARTICLE III.

                                   RELATED SERVICES

        3.1 Upon request by Dobson, AWS and Dobson shall consider implementing a common System Identification Number (SID) for markets operated by the respective Parties in the same general vicinity or taking other steps to suppress the roaming indicator on a Customer's handset from lighting to indicate that the Customer is roaming in such markets, but each Party may, in its sole discretion, decide whether to implement such measure.

        3.2 So long as interexchange services are offered to Dobson and those of its Affiliates listed in Schedule 2 by AT&T Corp. or one of its Affiliates on terms that are reasonably competitive with those available through other sources, Dobson and its Affiliates listed in Schedule 2 shall not market, offer, provide, or resell interexchange services, except (i) such services offered by AT&T Corp. or its Affiliate or (ii) services provided exclusively within a single home service area designated as such by Dobson in its marketing materials. All relevant factors shall be considered in determining the competitiveness of interexchange services, including rates, volume commitments, duration, and other terms. At anytime when Dobson believes that it can obtain such interexchange services from another source(s) at better terms than those being offered to Dobson by AT&T Corp. or one of its Affiliates, Dobson may solicit competing offers. If such offer is made which Dobson believes is better, and the relevant rates are at least 5% less than those charged to Dobson by AT&T Corp. or one of it's Affiliates, Dobson shall provide AWS with a written term sheet which specifies the relevant rates, volume commitments, duration and other material terms of the competing offer ("Offer Notice"). AT&T Corp. or one of its Affiliates shall have thirty (30) days after receipt of the Offer Notice by AWS to offer to Dobson the comparable interexchange service(s) upon the same or better terms as specified in the Offer Notice. If AT&T Corp. or one of its Affiliates make such an offer to Dobson, Dobson agrees to contract with AT&T Corp. or one of its Affiliates for any of such services acquired by Dobson. If no such offer is made by AT&T Corp. or one of its Affiliates within the required time period, then Dobson may accept the competing offer. Any claim or dispute over the interpretation or implementation of this paragraph shall be resolved under the provisions of paragraph 13.2 of this Agreement.

        3.3 AWS and Dobson agree that Dobson shall participate in AWS's National Account Program ("NAP") on substantially the terms of AWS's standard NAP agreement, a copy of which has been provided to Dobson. Promptly following the execution of this Agreement, AWS and Dobson shall negotiate in good faith the final terms of such agreement, with the goal of executing the agreement by August 1, 1998.


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

        3.4 Each Party, within the geographic areas in which such Party provides Service, will provide Service without any additional toll charge throughout an area (a so-called "home calling area") that is of a size at least reasonably comparable to the area within which toll-free calls placed through facilities that are exclusively land-based are available.

                                     ARTICLE IV.

                                   CUSTOMER SERVICE

        4.1 The Parties shall use commercially reasonable efforts to develop and implement systems enabling each Party, as Serving Carrier, to route to a Customer's Home Carrier any 611 customer service call received from a Customer of the other Party while roaming on the Serving Carrier's System.

                                      ARTICLE V.

                                       CHARGES

        Each Home Carrier, whose Customers (including the Customers of its resellers) receive service from a Serving Carrier as Authorized Roamers under this Agreement, shall pay to the Serving Carrier who provided such service 100% of the Serving Carrier's charges for CMRS and one hundred percent (100%) of the toll charges pursuant to Exhibit C. The amount of the charges for the use of each Serving Carrier's Service are set forth in Exhibit C attached to this Agreement.

                                     ARTICLE VI.

                               EXCHANGE OF INFORMATION

        6.1 The Parties shall furnish to each other, in the format of Exhibit D to this Agreement, the valid NPA/NXX combinations used by their respective Customers. These combinations shall be accepted by the other Party. Each NPA/NXX combination is and shall be within the entire line range (0000-9999), or a specified portion thereof. The minimum line range to be exchanged by the Parties shall be 1,000 line numbers. Each Party shall be responsible for all billings otherwise properly made under this Agreement to any number listed by such Party within the range or ranges specified by it in Exhibit D. Additions, deletions, or changes to NPA/NXX combinations and line number range(s) for the Home Carrier's Customers may be made upon at least fifteen (15) days prior written notice to the Serving Carrier. Such notice shall be in the form attached as Exhibit D to this Agreement and shall include the requested effective date for the addition, deletion or change.


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

        6.2 Each Party shall provide to the other Party a list of MINs (from among those within the NPA/NXX combination(s) identified pursuant to Section 6.1 hereof) and ESNs (of the telephones to which the other Party is not authorized to provide Service pursuant to this Agreement), which shall be entered into the Industry Negative File. The approved CIBERNET Negative File Guidelines, as amended from time to time, shall be the governing criteria for the Parties. Thereafter, from time to time, as agreed by the Parties, each Party shall notify each other Party of all additions to, and deletions from, these lists for the Customers of that particular Party. Such notifications shall be made during normal business hours of the Party being notified by facsimile or by telephone with a written confirmation and shall be effective one (1) hour after receipt.

        6.3 Each Party hereby agrees to indemnify the other Party, together with its partners and any and all of their officers, directors, employees, agents and/or affiliates, against, and hold them harmless from, any and all claims, suits, demands, losses and expenses, including reasonable attorneys' fees and disbursements, which may result in any way whatsoever from the indemnified Party's denial of Roamer or local Service to any NPA/NXX and MIN combination which has been listed by the indemnifying Party as not being authorized to receive Service; provided that (i) the person seeking indemnification (the "Indemnified Person") provides notice of such claim promptly after its discovery to the Party from which indemnification is sought (the "Indemnifying Person") and in any event the Indemnifying Person will be released from any obligation hereunder to the extent it is prejudiced by any delay in the delivery of such notice, (ii) the Indemnifying Person shall have the right to assume the defense of such claim, (iii) the Indemnified Person shall provide such reasonable assistance and cooperation in the defense of such claim as is requested by the Indemnifying Person, and (iv) the Indemnified Person shall not settle or compromise any such claim without the prior written consent of the Indemnifying Person.

        6.4 Each Party, due to system limitations, may purge or delete numbers of its Customers from the lists as referred to in Section 6.2 hereof, but in all such cases, such purging or deletion must be done in accordance with the approved CIBERNET Negative File Guidelines. If purging or deletion of numbers is done prior to the time periods established by such Guidelines, or through procedures not otherwise set forth, in the approved CIBERNET Negative File Guidelines, the Party implementing the purge or deletion will assume financial liability for any charges incurred by those numbers. All purges or deletions made pursuant to this Section 6.4 shall be given through the Parties and shall be in the form mutually agreed upon by the Parties and effective as of the time established by the approved CIBERNET Negative File Guidelines (unless otherwise modified by mutual agreement of the Parties.)

        6.5 Upon the implementation of wireless number portability in any portion of either the AWS System or the Dobson System, the Parties shall cooperate in establishing an alternative method for exchanging ESN, MIN, and NPA/NXX information required to permit roaming by the other Party's Customers in their respective systems.


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

                                     ARTICLE VII.

                                        FRAUD

        7.1 The Parties will cooperate and, as necessary, supplement this Agreement in order to minimize fraudulent or other unauthorized use of their systems. If any Party reasonably decides that, in its sole judgment, despite due diligence and cooperation pursuant to the preceding sentence, fraudulent or other unauthorized use has reached an unacceptable level of financial loss and is not readily remediable, such Party may suspend the use of applicable NPA/NXX combinations, in whole or in part, pursuant to the terms of this Agreement.

        7.2 Each Party shall take reasonable actions to control fraudulent Roamer usage, including without limitation using either (i) a positive validation/verification ("PV") system provided by a mutually agreed upon validation/verification service under which the ESN, MIN and/or NPA/NXX used in a call in the Serving Carrier's system is compared against a list of Authorized Roamers or (ii) SS-7 connections through a network of carriers. The Parties shall work together in good faith to designate and implement a system as specified in the preceding sentence and enhancements thereto or alternative systems as they shall agree in the future. The Home Carrier shall have no responsibility or liability for calls completed by a Serving Carrier without obtaining positive validation/verification as required herein.

        7.3 In addition to other procedures set forth in this Agreement, a Home Carrier may notify a Serving Carrier by facsimile, with written confirmation, that certain NPA/NXX combinations are not to receive Service. Any calls completed using such NPA/NXX combinations made one full business day or more after such notice has been given shall be the sole responsibility of the Serving Carrier, and the Home Carrier shall not be charged any amount for such calls.

        7.4 Each Serving Carrier shall use commercially reasonable efforts to provide each Home Carrier with real-time visibility of call detail records delivered through a network compatible with AWS's network. Such information shall be delivered within one hour of the applicable call. In the event that the Serving Carrier provides such a real-time visibility system, the Serving Carrier shall not be liable in any event for a temporary failure of the system unless the Serving Carrier has been notified of such failure by the Home Carrier and the Serving Carrier does not take commercially reasonable steps to remedy the failure. If the Serving Carrier has been so notified and has failed to take such commercially reasonable steps, the Serving Carrier shall be liable for all unauthorized usage attributed to Home Carrier's subscribers during the period from the time Serving Carrier was notified of the problem to the time that the problem has been resolved to the reasonable satisfaction of the Home Carrier.

        7.5 For purposes of notification under this Article VII, the following addresses and facsimile numbers shall be used:


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

        If to AWS:      AT&T Wireless Services, Inc.
                        5000 Carillon Point
                        Kirkland, WA 98033
                        Attn: Billing and ICS Operations
                        Tel. No. 425-827-4500
                        Fax No.  425-828-1390


        If to Dobson:   Dobson Communications Corp.
                        Dobson Communications Corp
                        13439 North Broadway Extension
                        Oklahoma City OK

                        Attn: Tina Durant
                        Tel. No. 405-391-8400
                        Fax No.  405-391-8417

        Each Party may change the names, addresses and numbers set forth above by providing notice to the other Party as provided in Article XVI below.

                                    ARTICLE VIII.

                                       BILLING

        8.1 Each Home Carrier shall be responsible for billing to, and collecting from, its own Customers all charges that are incurred by such Customers as a result of service provided to them as Authorized Roamers by the Serving Carrier. The Home Carrier shall also be responsible for billing its Customers for, and remitting to, the Federal Government all federal excise tax that may be due in connection with the service being billed by it to its Customers. While the Serving Carrier will be responsible for the computation and remittance of all state and local taxes, each Home Carrier shall be liable to the Serving Carrier for all such state and local taxes remitted by the Serving Carrier, for Authorized Roamers regardless of whether these amounts are paid to the Home Carrier by its Customers.

        8.2 Each Serving Carrier who provides Service to an Authorized Roamer pursuant to this Agreement shall forward Roamer billing information, within five business days of the call date, in accordance with the procedures and standards set forth in the CIBER Record to the Home Carrier's Authorized Receipt Point. CIBER Type 50 and CIBER Type 70 records shall not be accepted without mutual signed agreement and if such mutual agreement is reached it will be attached to this Agreement. Any future revisions of the CIBER Record or additional record types must be mutually agreed upon before implementation. In the event the parties use the CIBERNET Net Settlement Program, or alternative settlement program such information must be in a format in compliance with the CIBER Record requirements or agreed upon format.


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

        8.3 Where the Authorized Roamer billing information required to be provided by the Serving Carrier in accordance with Section 8.2 above is not in accordance with the CIBER Record, the Home Carrier may return a record to the Serving Carrier as provided in the CIBER Record. Returning the defective record will be in accordance with CIBER Record established procedures. The Serving Carrier may correct the defective record and return it to the Home Carrier for billing, provided that the time period from the date of the Service call at issue to the receipt of the corrected record does not exceed sixty (60) days.

        8.4 No credit for insufficient data or defective records shall be permitted except as provided in Section 8.3 above, unless mutually agreed upon by both Parties.

        8.5 Each Home Carrier may at its discretion perform any necessary edits at its Clearinghouse on incollect or outcollect call records to ensure compliance with the terms of this Agreement.


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

                                      ARTICLE IX.

                                      SETTLEMENT

        9.1 Each Party will settle its accounts with the other Parties on the basis of billing information received as described in this Article IX. In the event both Parties use a net financial settlement procedure, the Parties shall not submit a paper invoice but will make payments in accordance with such net financial settlement procedures provided that the Parties may submit call records for payment that relate to calls made more than sixty (60) days from the date of the call if such call was the subject of a dispute or investigation regarding fraudulent or unauthorized use.

        9.2 If an incorrect roaming rate is charged by the Serving Carrier to the Home Carrier, the Serving Carrier shall refund all amounts in excess of the contract rate back to the Home Carrier within forty five days of notification by the Home Carrier. Each carrier shall have ninety (90) days from the end of the settlement period to invoice for amounts in excess of the contract rate. The Home Carrier will send a collection letter within sixty (60) days of the invoice date, within ninety (90) days of the invoice date, and within one hundred (120) days of the invoice date. If the invoice remains unpaid after one hundred twenty (120) days from the original invoice date, the Home Carrier may withhold the amounts from the CIBERNET Net Settlement Program or alternative settlement program.

        9.3 In the event that either Party does not use a net financial settlement procedure, the billing and payment for charges incurred under this Agreement shall be as set forth below.

                9.3.1 The parties shall determine amounts owed to each other for Service provided to Roamers in one-month periods with such period beginning on the sixteenth day of each calendar month and ending on the fifteenth day of the following month in which Service is provided. The end of this Period shall be referred to as "Close of Billing."

                9.3.2 The Parties shall send each other an invoice for Services used under this Agreement within fifteen (15) days after the Close of Billing.

                9.3.3   Each invoice shall contain the following information.

                        a.      Billing period used by Serving Carrier
                        b.      Batch sequence number
                        c.      Serving and Home Carrier System Identification
                                Number
                        d.      Air Service charges
                        e.      Total toll charges (both intrastate and
                                interstate)
                        f.      All other charges and credits
                        g.      Total taxes
                        h.      Total charges


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

                9.3.4 Payment on such invoices shall be made in the form of a check or a wire transfer which must be received by the invoicing party within thirty (30) days from the date of the invoice. Late payments shall be charged with a late payment fee of one and one half percent (1.5%) of the outstanding balance for each thirty-day period (or portion thereof) that such payments are late.

                9.3.5 Each Party may offset the amount owed to the other Party under this Agreement and a single payment of the balance to the Party entitled to receive such balance shall be made.

        9.4 If the Serving Carrier provides pre-call validation of the Home Carrier's Customers, the Home Carrier agrees to implement Negative File Suppression at the Clearinghouse and the CIBERNET Negative File Guidelines and procedures do not apply.

                                      ARTICLE X.

                                   INTEROPERABILITY

        10.1 The Parties agree that their respective obligations under this Agreement related to the interoperability of the AWS System and the Dobson TDMA System shall be construed in accordance with the following general principles:

                10.1.1 The Parties agree, confirm and acknowledge that one of their primary objectives in entering into this Agreement is to promote the establishment and operation throughout the United States of a mobile wireless service that is TDMA-based and that will appear to their respective subscribers as a single mobile wireless network with a common User Interface pertaining to the Adopted Features, and that they intend to achieve such purpose and objective as set forth in, and subject to the terms and conditions of, this Agreement. Core Features and Future Core Features, once implemented, shall be made available to all Customer's of a Party when roaming in the AWS System or the Dobson TDMA System, subject to the terms of this Agreement. Each Party shall use good faith efforts, when implementing any software or other System change or upgrade, to confirm the continued availability of the Feature interoperability provided for herein, and in the event of any interference with any Feature interoperability shall work expeditiously to restore required functionality. Without limiting the generality of the foregoing, in the event the Authentication Fraud Protection Feature (or any subsequent or comparable fraud protection Feature) is disabled or affected by any network change so as to interfere with its interoperability, the Party responsible for such network shall restore interoperability within 48 hours of notification from the affected Party.

                10.1.2 The Parties agree that each of their respective obligations, duties, rights and entitlements pursuant to this Agreement shall be interpreted, to the extent such interpretation is required to resolve any dispute or uncertainty concerning this Agreement, in a manner that is reasonably consistent with, and which reasonably supports, the purpose and objective of this Agreement as set out in Section 10.1.1.

                10.1.3 The Parties agree that they each shall, in good faith, work together, cooperate, and use the rights that they each have granted the other under this Agreement for the purposes set out in Section 10.1.1 and on the terms and conditions of this Agreement.

                10.1.4 Any entity listed on Schedule 1 but in which AT&T Wireless owns, directly or indirectly, less than a majority interest or which AT&T Wireless otherwise does not control shall, at the option of AT&T Wireless, not be subject to the requirements of this Article

        10.2    The Parties agree to implement TDMA-based systems as follows:

                10.2.1 The Parties each acknowledge and confirm that their digital standard for, in the case of AWS, the AWS System and, in the case of Dobson, the Dobson TDMA System, is currently (as of the Effective Date) TDMA. In addition, Dobson shall maintain its commitment to TDMA as Dobson's digital standard for the Dobson TDMA System on Exhibit A for so long as, and to the extent that, AWS maintains its commitment to TDMA as AWS's digital standard. AWS agrees that in the event it may exercise its discretion to no longer remain committed to TDMA as its digital standard, it shall inform Dobson of that decision by no later than six months prior to the implementation of any non-compatible interface. Upon the implementation of any such non-compatible interface, the following Sections of this Agreement shall immediately terminate:
Sections 10.1.1, 10.2.2, and 10.2.3.

                10.2.2 Dobson shall deploy TDMA throughout the Dobson TDMA System within twelve (12) months after the date of this Agreement. Dobson shall use commercially reasonable efforts to promote the use of TDMA-based communications devices among its Customers who roam on the AWS System.

                10.2.3 Notwithstanding any other provision of this Section 10.2, the Parties acknowledge that certain outlying portions of their respective service areas may receive only digital control channels and not digital voice service.

        10.3 Each of the Parties agrees that it shall operate and support its TDMA-based System, to the extent installed, to ensure that the other Party's Customers can use the Adopted Features when roaming on the Serving Carrier's TDMA-based System in the same manner that such Customers use such Adopted Features on the Home Carrier's TDMA-based System.

                10.3.1 Each Party shall, at its own expense, implement the Core Features in the AWS System, in the case of AWS, and in the Dobson TDMA System, in the case of Dobson, within one (1) year after the Effective Date. Thereafter, Core Features shall be implemented at the time any TDMA-based system is placed into operation.

                10.3.2 The Future Core Features shall be those features that are agreed upon by the Parties from time to time after the execution of this Agreement. Each Party shall, at its own expense, implement such Future Core Features within one (1) year after the General Availability of such Future Core Features, provided that, and subject to such Party's determination, in its sole and absolute discretion, that such implementation is both financially feasible and economically viable, and consistent with such Party's objective of maximizing its financial performance. In the event that a Party opts not to adopt a Future Core Feature in accordance with this Section 10.3.1, it shall promptly notify the other Party of that decision. Future Core Features shall be implemented in accordance with this Section in the areas specified for each respective Party in Section 10.3.1.

                10.3.3 Each Party shall have the right, in its sole discretion to adopt and implement (at such Party's own expense) Additional Features, but the other Party shall have no obligation to support any Additional Features.

                10.3.4 The Parties shall use commercially reasonable efforts to comply with the network Standards with respect to the Core Features and Future Core Features that are set out in Schedule E-2 to Exhibit E attached hereto. The sole remedies available to a Party (the "Affected Party") for the failure by the other Party to comply with this Section 10.3.4 shall be (a) to suspend, for so long as such noncompliance continues in effect, the Affected Party's obligation under Section 2.5 to treat the other Party as the preferred provider of roaming services in the market(s) in which such noncompliance arises and (b) in the event such noncompliance continues for ninety (90) days or more, to permanently terminate such preferred provider status in such market(s). This limitation of remedies shall not limit in any way the remedies available to a Party for noncompliance by the other Party with any other provision of this Agreement, whether or not such noncompliance is a result of the same circumstances that result in noncompliance with this Section.

        10.4 Neither Party shall provide the other Party's Customers with Service inferior in quality to that provided to its own Customers. Each Party shall provide Service to Customers of the other Party of a quality level, based on criteria customarily used to evaluate the performance of wireless voice systems, comparable to or exceeding industry norms. Any assessment of "quality" shall be with reference to the System's performance as a whole within a specific MSA, RSA, or BTA, as the case may be, and shall be over such a period of time as reasonably necessary to yield an accurate depiction of System "quality" taking into account all of the variables which may affect System performance.

        10.5 In order to facilitate performance by each of the Parties of their obligations under this Article X, the Parties agree to exchange and share information with each other as follows, except that nothing contained herein shall be construed to require a Party to exchange information that the Party considers confidential or proprietary.

                10.5.1 Subject to Article XVII of this Agreement, the Parties shall provide each other, on a reasonably prompt basis, with all information and materials that either has a right to disclose that is necessary to meet the interoperability standards set forth in this Article X, including without limitation the following information:

                System Engineering:

                -  Minimum Standards for Systems

                Features:

                - Capability description of present Core Features and other Features
                -  User Interface (codes)
                -  Implementation procedures
                -  Roaming requirements
                -  Feature functionality design documents

                Research and Development:

                -  operational test results
                -  operational defects and bugs
                -  remedial/back-up plans
                -  operational, functional and technical specifications
                -  all related documentation
                -  systems integration

                10.5.2 Each Party agrees that it shall, in performing its obligations to provide the other Party with information in accordance with
Section 10.5, act reasonably, and in good faith toward the other Party.

                10.5.3 Nothing contained herein is intended or should be construed to constitute the transfer or grant by one Party to the other of any ownership, license, or other rights of or to any trade secret, know-how, or other intellectual property by one Party to the other.

        10.6 Each Party shall provide for automatic call delivery for Customers of the other Party who are Roamers in such Party's system. To this end, each Party shall continuously provide the hardware, software and transmission facilities required for such call delivery either directly between the systems of the Parties or indirectly through a separate network of wireless communications carriers. The hardware, software and transmission facilities provided by each Party hereunder shall at all times be operated and maintained to provide the most efficient level of service that is technically feasible and commercially reasonable to minimize transmission errors and Service interruptions.

        10.7 If the Parties have implemented linking facilities as contemplated in Section 10.8, the Serving Carrier shall automatically hand-off to the Home Carrier, and as requested shall automatically accept hand-off from the Home Carrier in order to provide Service as specified in Article II, calls to or from a Customer of the Home Carrier in accordance with the hand-off procedures established for such linking facilities. To this end, each Party shall continuously provide the hardware, software and transmission facilities required for such call hand-off either directly between the systems of such Home and Serving Carrier or indirectly through a separate network of wireless communications carriers. The hardware, software and transmission facilities provided by each Party hereunder shall at all times be operated and maintained to provide the most efficient level of service that is technically feasible and commercially reasonable to minimize transmission errors and Service interruption.

        10.8 The Parties will work together to evaluate the economic advantage of various switch linking options to interconnect and facilitate networking of the Parties' respective Systems as required by this Agreement. Should the Parties agree to install and maintain linking facilities, the cost of the linking facilities shall be allocated pursuant to, the following provisions:

                10.8.1 AWS and Dobson will each pay one-half of the equipment costs for the establishment of microwave facilities to link the Parties' respective Systems for the purposes of automatic call delivery and automatic call hand-off. Each Party is solely responsible for the costs of preparing its own facilities for the System link.

                10.8.2 Equipment costs for the establishment of a landline link (T-1) to link the Parties' respective Systems together for these purposes shall be split between the Parties as follows:

                        (a) AWS and Dobson shall each pay one-half of the cost for the installation, use, modification, or discontinuance of the linking facilities. Each party is solely responsible for all costs to prepare its own facilities for the link between the Systems.

                        (b) For ease of administration, AWS will order and be the customer of record ("COR") for such facilities. Dobson will reimburse AWS monthly for its share of the recurring costs of such facilities. The COR shall be responsible for invoicing the other Party for its share of the costs, with payment due within 30 days of receipt of the invoice.

                10.8.3 The Parties agree that this Section 10.8 relates only to those costs necessary to establish the referenced facilities. This section is not applicable to the allocation of costs with respect to the provision of service for each Parties Customers.

        10.9 The Parties acknowledge that they do not currently have the technical systems in place to allocate charges for cellular service provided by a Carrier when a Customer's call is handed off from one System to another. The Parties agree that the revenues and costs for a call belong to the Party whose System operates the originating cell site (the "Bill and Keep System").

                                     ARTICLE XI.

                            REPRESENTATIONS AND WARRANTIES

        11.1    AWS hereby represents and warrants to Dobson that:

                11.1.1 AT&T Wireless is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. AT&T Wireless has all requisite power and authority to execute and deliver this Agreement and to cause this Agreement to be the binding obligation, to the extent provided herein, of those of its Affiliates listed on Schedule 1 or added to Schedule 1 hereafter in accordance with Section 2.4.

                11.1.2 This Agreement is the legal, valid, and binding obligation of AT&T Wireless, enforceable against AT&T Wireless in accordance with its terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles of law and the discretion of any court or arbitral body before which any related proceeding may be brought.

                11.1.3 The execution, delivery, and performance of this Agreement by AT&T Wireless does not and will not conflict with or result in a material default, suspension, or termination of any agreement, contract, obligation, license, or authorization with or granted by any third party or governmental body.

        11.2    Dobson hereby represents and warrants to AWS that:

                11.2.1 Dobson is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma. Dobson has all requisite power and authority to execute and deliver this Agreement and to cause this Agreement to be the binding obligation, to the extent provided herein, of those of its Affiliates listed on Schedule 2 or added to Schedule 2 hereafter in accordance with Section 2.4.

                11.2.2 This Agreement is the legal, valid, and binding obligation of Dobson, enforceable against Dobson in accordance with its terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles of law and the discretion of any court or arbitral body before which any related proceeding may be brought.

                11.2.3 The execution, delivery, and performance of this Agreement by Dobson does not and will not conflict with or result in a material default, suspension, or termination of any agreement, contract, obligation, license, or authorization with or granted by any third party or governmental body.

                                     ARTICLE XII.

                    TERM, TERMINATION AND SUSPENSION OF AGREEMENT

        12.1 This Agreement shall have a term commencing on the Effective Date and continuing for a period of five (5) years. Thereafter, this Agreement shall continue in force on a month-to-month basis unless either party terminates the Agreement by written notice to the other party given at least 90 days prior to the date of termination. Otherwise, this Agreement may be terminated or suspended only as provided in this Article XII.

        12.2 This Agreement may be terminated or suspended by either Party immediately upon written notice to the other of a Default (as defined in Section 13.1) by the other Party. In addition, either Party may suspend this Agreement immediately upon written notice to the other Party pursuant to Section 13.1.1 of the existence of a breach of this Agreement, whether or not such breach constitutes a Default, which materially affects the Service being provided to Customers of the non-breaching Party. While any suspension of this Agreement, whether in part or in whole, is in effect the obligations of the Parties shall be only those that survive termination and to work together to resolve as expeditiously as possible any difficulty that resulted in a suspension. At such time as the Party originally giving notice of suspension concludes that the problem causing the suspension has been resolved, that Party shall give to the other written notice to this effect. This Agreement shall resume in full effect within five (5) business days after the Parties have mutually agreed that the problem has been resolved.

        12.3 The Parties shall cooperate to limit the extent and effect of any suspension of this Agreement to what is reasonably required to address only the cause of such suspension.

        12.4 In the event that a Party transfers control of an Affiliate listed in Schedule 1 or Schedule 2, as the case may be, the Party shall provide at least four months' prior written notice to the other Party and upon such transfer such Affiliate shall be deleted from the appropriate Schedule, but doing so will not relieve a Party of its obligations under Section 14.1.

        12.5 The termination or suspension of this Agreement shall not affect the rights and liabilities of the Parties under this Agreement with respect to all Authorized Roamer charges incurred prior to the effective date of such termination or suspension.

                                    ARTICLE XIII.

                                       DEFAULT

        13.1 A Party will be in "Default" under this Agreement upon the occurrence of any of the following events:

                13.1.1 Material breach of any material term of this Agreement, if such breach shall continue for fifty (30) days after receipt of written notice thereof from the nonbreaching Party;

                13.1.2 Voluntary liquidation or dissolution or the approval by the management, board of directors, stockholders, or owners of a Party of any plan or arrangement for the voluntary liquidation or dissolution of the Party;

                13.1.3 A final order by the FCC revoking or denying renewal of CMRS licenses or permits granted to such Party which, individually or in the aggregate, are material to the business of such Party; or

                13.1.4 Such Party (i) filing pursuant to a statute of the United States or of any state, a petition for bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee for all or a portion of such Party's property, (ii) has filed against it, pursuant to a statute of the United States or of any state, a petition for bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee for all or a portion of such Party's property, provided that within sixty (60) days after the filing of any such petition such Party fails to obtain a discharge thereof, or (iii) making an assignment for the benefit of creditors or petitioning for, or voluntarily entering into, an arrangement of similar nature, and provided that such filing, petition, or appointment is still continuing.

        13.2 All claims and disputes relating in any way to the performance, interpretation, validity, or breach of this Agreement, including but not limited to a claim based on or arising from an alleged tort, shall be resolved as provided in this Section 13.2. It is the intent of the Parties that any disagreements be resolved amicably to the greatest extent possible.

                13.2.1 If a disagreement cannot be resolved by the representatives of the Parties with day-to-day responsibility for this Agreement, such matter shall be referred to an executive officer of each of the Parties. The executive officers shall conduct face-to-face negotiations at a neutral location or such other location as shall be mutually agreed upon. If these representatives are unable to resolve the dispute within ten business days after either Party requests the involvement of the executive officers, then either Party may, but is not required to, refer the matter to mediation or arbitration, as applicable in accordance with Sections 13.2.2 and 13.2.3.

                13.2.2 In any case where the amount claimed or at issue is One Million Dollars ($1,000,000) or more and the Parties are unsuccessful in resolving the disagreement, the Parties agree to submit the disagreement to non-binding mediation upon written notification by either Party. The Parties shall mutually select an independent mediator experienced in telecommunications system disputes. The specific format for the mediation shall be left to the discretion of the mediator. If mediation does not result in resolution of the disagreement within thirty days of the initial request for mediation, then either Party may, but is not required to, refer the matter to arbitration.

                13.2.3 Any disagreement not finally resolved in accordance with the foregoing provisions of this Section 13.2 shall, upon written notice by either Party to the other, be resolved by final and binding arbitration. Subject to this Section 13.2.3, such arbitration shall be conducted through, and in accordance with the rules of, JAMS/Endispute. A single neutral arbitrator shall decide all disputes. Each Party shall bear its own expenses with respect to the arbitration, except that the costs of arbitration proceeding itself, including the fees and expenses of the arbitrator, shall be shared equally by the Parties. The arbitration shall take place in a neutral location selected by the arbitrator. The arbitrator may permit discovery to the full extent permitted by the Federal Rules of Civil Procedure or to such lesser extent as the arbitrator determines is reasonable. The arbitrator shall be bound by and strictly enforce the terms of this Agreement. The arbitrator shall make a good faith effort to apply applicable law, but an arbitration decision and award shall not be subject to review because of errors of law. The arbitrator shall have the sole authority to resolve issues of the arbitrability of any disagreement, including the applicability or running of any applicable statute of limitation. The arbitrator shall not have power to award damages in connection with any dispute in excess of actual compensatory damages nor to award punitive damages nor any damages that are excluded under this Agreement and each party irrevocably waives any claim thereto. The award of any arbitration shall be final, conclusive and binding on the Parties. Judgement on the award may be entered in any court having jurisdiction over the Party against which the award was made. Nothing contained in this Section 13.2.3 shall be deemed to prevent either party from seeking any interim equitable relief; such as a preliminary injunction or temporary restraining order, pending the results of the arbitration. The United States Arbitration Act and federal arbitration law shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this Agreement.

                                     ARTICLE XIV.

                                SUCCESSORS AND ASSIGNS

        14.1 Neither Party may, directly or indirectly, sell, assign, transfer, or convey its interest in this Agreement or any of its rights or obligations hereunder, including any assignment or transfer occurring by operation of law, without the written consent of both Parties, except that (i) either Party may assign or delegate this Agreement or any of its rights or obligations hereunder to an Affiliate of such Party without the consent of the other Party, but such assignment or delegation will not relieve the Party of any of its obligations hereunder and (ii) a Party may assign its rights and obligations hereunder to an assignee of its Service license or permit issued by the EEC, provided that such assignee expressly assumes, by written instrument approved in writing by the other Party, all of the obligations of such Party hereunder and thereby becomes a Party hereunder. In no event will an assignment permitted under this Section 14.1 without the consent of the other Party obligate a Serving Carrier to provide Service to Customers of the assignee or any of its Affiliates other than Customers residing in the area in which the assignor previously was licensed to provide Service.

        14.2 No person other than a Party to this Agreement shall acquire any rights hereunder as a third-party beneficiary or otherwise by virtue of this Agreement.

                                     ARTICLE XV.

                  NO PARTNERSHIP OR AGENCY RELATIONSHIP IS CREATED

        Nothing contained in this Agreement shall constitute the Parties as partners with one another or render any Party liable for any debts or obligations of any other Party, nor shall any Party hereby be constituted the agent of the other Party.

                                     ARTICLE XVI.

                       NOTICES AND AUTHORIZED REPRESENTATIVES

        Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and delivered by hand delivery, certified mail (postage prepaid, return receipt requested), facsimile, or overnight air delivery service, as follows:

        If to AWS, to:          AT&T Wireless Services, Inc.
                                5000 Carillon Point
                                Kirkland, WA 98033
                                Attn:  Intercarrier Services

        with a copy to:         AT&T Wireless Services, Inc.
                                5000 Carillon Point
                                Kirkland, WA 98033
                                Attn:  Legal Department

        If to Dobson, to:       Dobson Cellular Systems, Inc.
                                13439 North Broadway Extension
                                Oklahoma City, OK 73114
                                Attn: Tina Durant
or such other address as any Party may from time to time furnish to the other Party by a notice given in accordance with the terms of this Section. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, if mailed; when receipt is confirmed, if by facsimile and received by 3:00 p.m. local time on any business day and otherwise on the next business day; and the next business day if sent by overnight air delivery service.

                                    ARTICLE XVII.

                                   CONFIDENTIALITY

        17.1 Each Party shall, and shall cause each of its Affiliates and each of its and their employees, agents, and contractors, to keep confidential and not use for any purpose except as contemplated by this Agreement, any and all information and know-how provided to it by the other Party which is identified in writing as confidential ("Confidential Information"). Identification of information as confidential shall, in the case of information delivered in tangible form, appear on at least the face or first page of such information and, in the case of information communicated verbally, be given verbally contemporaneously with the delivery of the information and confirmed in writing within five business days thereafter. Notwithstanding the foregoing, the following information shall be treated as Confidential Information without any further identification as such: (i) The terms, but not including the mere existence, of this Agreement; and (ii) all information exchanged pursuant to
Article VI.

        17.2 Notwithstanding Section 17.1, a Party shall have no obligation to keep confidential any information that (a) was rightly in the receiving Party's possession before receipt from the disclosing Party, (b) is or becomes a matter of public knowledge without violation of this Agreement by the receiving Party, (c) is rightfully received by the receiving Party from a third party rightfully in possession of and, to the best of the receiving Party's knowledge, with a right to make an unrestricted disclosure of such information, (d) is disclosed by the disclosing Party to a third party without imposing a duty of confidentiality on the third party, or (e) is independently developed by the receiving Party without the use of any Confidential Information. In addition, a Party may disclose any Confidential Information to the extent required by applicable law or regulation or by order of a court or governmental agency; provided, that prior to disclosure the Party shall use all reasonable efforts to notify the other Party of such pending disclosure and shall provide any reasonable assistance requested by the other Party to maintain the confidentiality of the information.

        17.3 The Parties agree that a Party will not have an adequate remedy at law in the event of a disclosure or threatened disclosure of Confidential Information in violation of this Article XVII. Accordingly, in such event, in addition to any other remedies available at law or in equity, a Party shall be entitled to specific enforcement of this Article XVII and to other injunctive and equitable remedies against such breach without the posting of any bond.

        17.4 The obligations under this Article XVII shall survive the termination of this Agreement for a period of three years.

                                    ARTICLE XVIII.

                                    MISCELLANEOUS

        18.1 The Parties agree to comply with, conform to, and abide by all applicable and valid laws, regulations, rules and orders of all governmental agencies and authorities, and agree that this Agreement is subject to such laws, regulations, rules and orders. All references in this Agreement to such laws, regulations, rules and orders include any successor provision. If any amendment to or replacement of the same materially alters the benefits, rights, and duties of the Parties hereunder, the Parties agree to negotiate in good faith an amendment to this Agreement to restore the respective positions of the Parties to substantially the same point as existed prior to such amendment or replacement.

        18.2 The Parties agree to use their respective best, diligent, and good faith efforts to fulfill all of their obligations under this Agreement. The Parties recognize, however, that to effectuate all the purposes of this Agreement, it may be necessary either to enter into future agreements or to amend this Agreement, or both. In that event, the Parties agree to negotiate with each other in good faith.

        18.3 This Agreement constitutes the full and complete agreement of the Parties with respect to the subject matter hereof. Any prior agreements among the Parties with respect to this subject matter, including without limitation the Intercarrier Services Agreements dated as of October 16, 1991 and June 16, 1997, are hereby superseded. This Agreement may not be amended, except by the written consent of the Parties. Waiver of any breach of any provision of the Agreement must be in writing signed by the Party waiving such breach or provision and such waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision. The failure of a Party to insist upon strict performance of any provision of this Agreement or any obligation under this Agreement shall not be a waiver of such Party's right to demand strict compliance therewith in the future.

        18.4 The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

        18.5 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

        18.6 This Agreement shall be construed in accordance with the internal laws of the State of Delaware without reference to the choice of law principles, except as subject to the United States Arbitration Act and the Federal Communications Act.

        18.7 Except for claims by third parties which fall within the scope of a Party's indemnification obligations, neither Party shall be liable to the other Party for any special, indirect, consequential, or punitive damages.

        18.8 The Parties agree that they will not use the name, service marks or trademarks of the other party or any of its Affiliates in any advertising, publicity releases or sales presentations, without such Party's written consent. Neither Party is licensed hereunder to conduct business under any logo, trademark, service or trade name (or any derivative thereof) of the other Party.

        18.9 No Party shall make any public statement or issue any press release concerning the terms of this Agreement except as necessary to comply with requirements of any law, regulation, or the order or judgment of a court or tribunal of competent jurisdiction. If any such public statement or release is so required, and AWS and Dobson mutually agree to such statement or release, the Party making such disclosure shall consult with the other Party prior to making such statement or release and the Party shall use all reasonable efforts, act in good faith, to agree upon a text for such statement or release which is satisfactory to AWS and Dobson. Nothing contained herein is intended to limit the ability of the Parties to make statements regarding the availability to such Party's Customers of the Services to be provided hereunder by the other Party or that such other Party is the provider of such Services.

        18.10 Neither of the Parties will be liable for nonperformance or defective performance of its obligations under this Agreement to the extent and for such periods of time as such nonperformance or defective performance is due to reasons outside such Party's control, including, without limitation, acts of God, war, acts of any governmental authority, riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, strikes, or delays of suppliers or subcontractors for the same causes. Neither Party shall be required to settle any labor dispute or other third party dispute in any manner which is deemed by that Party to be less than totally advantageous, in that Party's sole discretion.

        18.11 Except as specifically provided herein, this Agreement is a non-exclusive arrangement between the Parties and nothing contained in this Agreement is intended or should be construed to preclude or limit a Party from obtaining from or providing to a third party Service of a type available or required to be provided under this Agreement.

EXECUTED as of the date first written above.


AT&T WIRELESS SERVICES, INC.            DOBSON CELLULAR SYSTEMS, INC.

By: /s/ Don Adams                       By: /s/ G. Edward Evans
   -------------------------------         ---------------------------------

Name: Don Adams                         Name: G. Edward Evans
     -----------------------------            ------------------------------
Title:  Vice President -                Title: President
        Carrier Relations                     ------------------------------

Date: 7/8/98                            Date:  8/14/98
     -----------------------------           -------------------------------

                                      SCHEDULE 1

                  AT&T WIRELESS SERVICES, INC. AND ITS AFFILIATES

Schedule 1: AT&T Wireless Services, Inc. and its Affiliates     [LOGO]

          MKT #     MARKET                      SID/BID               OPERATING ENTITY/LICENSEE
          -----     ------                      -------               -------------------------
AT&T WIRELESS MARKETS - 850 MHZ ANALOG/DIGITAL PROPERTIES
---------------------------------------------------------
ALASKA      187     Anchorage                     251                 Cellular Alaska Partnership
            316     Alaska-2 RSA Wasillia         30921               AT&T Wireless Services of Alaska, Inc.

CALIF.      215     Chico                         311                 AT&T Wireless Services of California, Inc.
            74      Fresno                        153                 AT&T Wireless Services of California, Inc.
            142     Modesto                       30357               AT&T Wireless Services of California, Inc.
            73      Oxnard-Ventura                30065               AT&T Wireless Services of California, Inc.
            254     Redding                       513                 Redding Cellular Partnership
            35      Sacramento                    129                 AT&T Wireless Services of California, Inc.
            107     Stockton                      233                 AT&T Wireless Services of California, Inc.
            150     Visalia                       30363               Visalia Cellular Telephone Company
            274     Yuba City                     30861               Yuba City Cellular Telephone Company
            124     Santa Barbara                 531                 Santa Barbara Cellular Systems, Ltd.
            338     California - 3 RSA            233                 AT&T Wireless Services of California, Inc.
            343     California - 8 RSA            30859               AT&T Wireless Services of California, Inc.
            347     California - 12 RSA           153                 AT&T Wireless Services of California, Inc.

CONNECTICUT 357     CT-1 (Litchfield)             1101                Litchfield Acquisitions Corporation

COLO.       117     Colorado Springs              30743               AT&T Wireless Services of Colorado, Inc.
            19      Denver                        45                  AT&T Wireless Services of Colorado, Inc.
            210     Fort Collins                  30747               Fort Collins-Loveland Cellular Telephone Co.
            243     Greeley                       30751               Greeley Cellular Telephone Company
            350     Colorado - 3 RSA
                     (Vail/Grand Junction)        30989               AT&T Wireless Services of Colorado, Inc.

FLORIDA     211     Bradenton                     30853               Bradenton Cellular Partnership
            146     Daytona Beach                 325                 AT&T Wireless Services of Florida, Inc.
            51      Jacksonville                  75                  AT&T Wireless Services of Florida, Inc.
            137     Melbourne                     30851               Melbourne Cellular Telephone Company
            12      Miami, Key West               37, 30277           AT&T Wireless Services of Florida, Inc.
            245     Ocala                         30063               Ocala Cellular Telephone Company, Inc.
            60      Orlando                       175                 AT&T Wireless Services of Florida, Inc.
            167     Sarasota                      30849               Sarasota Cellular Telephone Company
            22      Tampa                         30283               AT&T Wireless Services of Florida, Inc.
            363     FL-4 Citrus - Brooksville     30261               AT&T Wireless Services of Florida, Inc.
            361     FL-2 Glades                   37                  Talcom, Inc.
            208     Fort Pierce, Vero Beach,
                      Sebastian                   37, 30281, 30309    AT&T Wireless Services of Florida, Inc.
            114     Lakeland                      37                  AT&T Wireless Services of Florida, Inc.
            72      West Palm Beach               37                  AT&T Wireless Services of Florida, Inc.
            370     FL-11                                             AT&T Wireless Services of Florida, Inc.
            364     FL-5 Flagler (A2)                                 Talcom, Inc.

HAWAII      386     Hawaii - 2 RSA (Maui)         1159                AT&T Wireless Services of Hawaii, Inc.

IDAHO       190     Boise                         289                 Boise City Cellular Partnership
            391     Idaho - 4 RSA (Elmore)        30393               AT&T Wireless Services of Idaho, Inc.


                                        Page 1

Schedule 1: AT&T Wireless Services, Inc. and its Affiliates     [LOGO]
          MKT #     MARKET                      SID/BID               OPERATING ENTITY/LICENSEE
          -----     ------                      -------               -------------------------
LOUISIANA   219     Monroe                        463                 Monroe Cellular, Inc.
            100     Shreveport                    229                 First Cellular Group of Shreveport, Inc.
            455     LA- 2 A2                                          Monroe Cellular, Inc.
            456     LA- 3 A3                                          First Cellular Group of Shreveport, Inc.

MINN.       15      Minneapolis                   23                  AT&T Wireless Services of Minnesota, Inc.
            288     Rochester, Austin             30233, 26321        Rochester CellTelCo
            198     St. Cloud                     30235               St. Cloud Cellular Telephone Company, Inc.

MISSOURI    163     Springfield                   559                 MC Cellular Corporation, Inc.
            239     Joplin                        30069               MC Cellular Corporation, Inc.
            517     Missouri - 14 RSA (Monet)     30071               Auburn Television Group, Inc.

NEVADA      93      Las Vegas                     211                 AT&T Wireless Services of Nevada, Inc.
            171     Reno                          515                 Reno Cellular Telephone Company
            545     Nevada - 3 RSA (Carson City)  30855               AT&T Wireless Services of Nevada, Inc.

NEW JERSEY  550     Hunterdon (NJ-1)              1487                NJ Cellular, Inc.

NEW YORK    1       New York                      25                  Cellular Telephone Company

OKLA.       260     Lawton, OK                    425                 OK-5 Cellular, Inc.
            45      Oklahoma City                 169                 Midwest Cellular Telephone Ltd Ptsp
            57      Tulsa                         111                 AT&T Wireless Services of Tulsa, Inc.
            598     OK-3 Grant                    30919               OK-3 Cellular, Inc.
            599     OK-4 Nowata                                       AT&T Wireless Services, Inc.
            600     OK-5                          1585                OK-5 Cellular, Inc.

OHIO        199     Steubenville/Weirton          30317               McLang Cellular Inc.
            199     Wintersville, St Clairsville  30501, 30889        McLang Cellular Inc.

OREGON      135     Eugene                        61                  AT&T Wireless Services of Oregon, Inc.
            229     Medford                       30867               Medford Cellular Telephone Company, Inc.
            30      Portland                      61                  AT&T Wireless Services of Oregon, Inc.
            148     Salem                         30869               Salem Cellular Telephone Company
            607     Oregon 2 - Madras             31011               Pueblo Cellular Communications, Inc.
            607     Oregon 2 - The Dalles         30293               Pueblo Cellular Communications, Inc.
            607     Hood River                    1601                Pueblo Cellular Communications, Inc.

PENN.       143     Johnstown, Somerset           30051, 30971        McCaw Communications of Johnstown, Inc.
            13      Pittsburgh                    39                  Pittsburgh Cellular Telephone Company

TEXAS       9       Dallas                        33                  Metroplex Telephone Company
            75      Austin                        107                 Texas Cellular Telephone Company Ltd Partnership
            662     TX-11 Cherokee                1711                Northeast Texas Cellular Telephone Company
            287     Bryan/College Station         297                 Texas Cellular Telephone Company Ltd Partnership

                                        Page 2

Schedule 1: AT&T Wireless Services, Inc. and its Affiliates     [LOGO]
          MKT #     MARKET                      SID/BID               OPERATING ENTITY/LICENSEE
          -----     ------                      -------               -------------------------
            657     TX- 6 Jack                    30287               McCaw Communications of Gainesville, Tx, Inc.
            160     Killeen-Temple                409                 Texas Cellular Telephone Company Ltd Partner
            206     Longview-Marshall             30473               Longview Cellular, Inc.
            661     Tx - 10 Navarro               1709,30953,30969    AT&T Wireless Services, Inc.
            668     Tx - 17 Newton                1723                Texas Cellular Telephone Company Ltd Partner
            33      San Antonio                   151                 AT&T Wireless Services of San Antonio, Inc.
            292     Sherman-Denison               30635               Texas Cellular Telephone Company Ltd Partner
            240     Texarkana                     30475               Texarkana Cellular Partnership
            237     Tyler                         579                 Northeast Texas Cellular Telephone Company
            194     Waco                          587                 Texas Cellular Telephone Company Ltd Partner
            233     Wichita Falls, TX             595                 Wichita Falls CellTelCo
            666     Lampassas/Johnson City        30773, 30843

UTAH        159     Provo                         30871               Provo Cellular Telephone Company
            39      Salt Lake City                91                  AT&T Wireless Services of Utah, Inc.
            673     Utah - 1 RSA (Box Elder)      91                  AT&T Wireless Services of Utah, Inc.

WASH.       270     Bellingham                    30877               Bellingham Cellular Partnership
            212     Bremerton                     30873               Bremerton Cellular Telephone Company
            242     Olympia                       30875               Olympia Cellular Telephone Company, Inc.
            20      Seattle                       47                  AT&T Wireless Services of Washington, Inc.
            20      Kirkland                      26345               AT&T Wireless Services of Washington, Inc.
            109     Spokane                       231                 Spokane Cellular Telephone Company
            82      Tacoma                        47                  AT&T Wireless Services of Washington, Inc.
            191     Yakima                        30227               Yakima Cellular Telephone Company
            699     Skamania                                          Pueblo Cellular Communications, Inc.
            693     WA - 1 Calallam                                   AT&T Wireless Services of Washington, Inc.
            698     WA - 6 Longview WA            30243               AT&T Wireless Services of Washington, Inc.
            698     WA - 6 Chehalis WA            30837               AT&T Wireless Services of Washington, Inc.
            697     WA - 5 Ellensburg/Moses Lakes 30231               AT&T Wireless Services of Washington, Inc.
            214     Tri Cities WA                 30229               AT&T Wireless Services of Washington, Inc.

WEST VA.    178     Wheeling                      30059               Wheeling Cellular Telephone Company

                                        Page 3

Schedule 1: AT&T Wireless Services, Inc. and its Affiliates     [LOGO]
          MKT #     MARKET                      SID/BID               OPERATING ENTITY/LICENSEE
          -----     ------                      -------               -------------------------
ARKANSAS    PCS     Little Rock                   MTA 40              AT&T Wireless PCS, Inc.
ARIZONA     PCS     Phoenix                       4169                AT&T Wireless PCS, Inc.
ILLINOIS    PCS     Chicago                       4111                AT&T Wireless PCS, Inc.
NEBRASKA    PCS     Omaha                         4165                AT&T Wireless PCS, Inc.
Virginia    PCS     Richmond                      4177                AT&T Wireless PCS, Inc.
WA DC       PCS     Washington - Baltimore        4196                AT&T Wireless PCS, Inc.
PUERTO RICO PCS     Puerto Rico                   4175                AT&T Wireless PCS, Inc.
New Mexico  PCS     El Paso/Albuquerque           4128                AT&T Wireless PCS, Inc.
PENN.       PCS     Philadelphia                  4167                AT&T Wireless PCS of Philadelphia, LLC
TENNESSEE   PCS     Memphis-Jackson               MTA:28              AT&T Wireless PCS, Inc.
TENNESSEE   PCS     Knoxville                     4141                AT&T Wireless PCS, Inc.
NORTH CAR.  PCS     Charlotte/Greensboro          4109                AT&T Wireless PCS, Inc.
NORTH CAR.  PCS     Greensboro                    40117               AT&T Wireless PCS, Inc.
South CAR.  PCS     Rock Hill                     40119               AT&T Wireless PCS, Inc.
OHIO        PCS     Cincinnati/Dayton             4113                AT&T Wireless PCS, Inc.
OHIO        PCS     Cleveland                     4116                AT&T Wireless PCS of Cleveland, LLC
OHIO        PCS     Columbus                      4117                AT&T Wireless PCS, Inc.
New York    PCS     Buffalo/Rochester             4108                AT&T WIRELESS PCS, INC.
MISSOURI    PCS     St. Louis                     4189                AT&T Wireless PCS, Inc.
Kentucky    PCS     Louisville Lexington          4147                AT&T Wireless PCS, Inc.
Kentucky    PCS     Nashville                     4158                AT&T Wireless PCS, Inc.
MASS.       PCS     Boston Providence             4105                AT&T Wireless PCS, Inc.
MICHIGAN    PCS     Detroit                       4125                AT&T Wireless PCS, Inc.
GEORGIA     PCS     Atlanta                       4101                AT&T Wireless PCS, Inc.

                                     SCHEDULE 2

                  DOBSON CELLULAR SYSTEMS, INC. AND ITS AFFILIATES

OK RSA# 5
OK RSA# 7
OK RSA# 2
ENID OK

TX RSA# 2
TX RSA# 16

CA RSA# 4
CA RSA# 7
Santa Cruz CA (1)

AZ RSA# 5

MD RSA# 2
MD RSA# 3
Hagerstown MD
Cumberland MD

PA RSA# 10 W

OH RSA# 2

MO RSA# 1
MO RSA# 4
MO RSA# 5A
MO RSA# 2

KS RSA# 5

(1) Subject to consummation of acquisition.

                                      EXHIBIT A

                                    DOBSON MARKETS

Enid, OK
OK RSA#2

CA RSA#4
Santa Cruz, CA (1)

TX RSA#16
TX RSA#10 (1)

MD RSA#2 (2)
MD RSA#3 (2)
Cumberland, MD (2)
Hagerstown, MD (2)

PA RSA #10W


(1)  Subject to consummation of the acquisition of the market by Dobson.
(2) Subject to any preexisting agreements of AWS and any approvals that may be required thereunder. AWS is under no obligation to seek such approvals.

                                      EXHIBIT B

                                    AWS MARKETS

--------------------------------------------------------------------------------
     SID             MARKET
     BID              NAME                        STATE     NOTE     RSA
--------------------------------------------------------------------------------
     23        Minneapolis, MN                    MN
     25        New York, NY                       NY
     33        Dallas, TX                         TX
     37        Miami, FL                          FL
     39        Pittsburgh, PA                     PA
     45        Denver, CO                         CO
     47        Seattle, WA                        WA
     61        Portland, OR                       OR
     75        Jacksonville, FL                   FL
     91        Salt Lake City, UT                 UT
    107        Austin, TX                         TX
    111        Tulsa, OK                          OK
    129        Sacramento, CA                     CA
    151        San Antonio, TX                    TX
    153        Fresno, CA                         CA
    169        Oklahoma City, OK                  OK
    175        Orlando, FL                        FL
    211        Las Vegas, NV                      NV
    229        Shreveport, LA                     LA
    231        Spokane, WA                        WA
    233        Stockton, CA                       CA
    251        Anchorage, AK                      AK
    289        Boise, ID                          ID
    297        Bryan College Station, TX          TX
    311        Chico, CA                          CA
    325        Daytona Beach, FL                  FL
    409        Temple/Killeen, TX                 TX
    425        Lawton, OK                         OK
    463        Monroe, LA                         LA
    513        Redding, CA                        CA
    515        Reno, NV                           NV
    531        Santa Barbara, CA                  CA
    559        Springfield, MO                    MO
    579        Tyler, TX                          TX
    587        Waco, TX                           TX
    595        Wichita Falls                      TX
   1019        Wasilla, AK                        AK
   1101        Litchfield, CN                     CN
   1159        Maui, HI                           HI
   1487        Hundterdon County, NJ              NJ
   1585        Grove, OK                          OK
   1601        Hood River, OR                     OR
   1711        Lufkin,TX                          TX
   1723        Huntsville, TX                     TX
   1783        Centralia, WA                      WA              now BID 30837
   4101        Atlanta                            GA
   4105        Boston-Providence                  MA/RI
   4108        Buffalo-Rochester                  NY
   4109        Charlotte-Greensboro               NC
  40117        Greensboro                         NC
  40119        Rock Hill                          SC
   4111        Chicago                            IL
   4113        Cincinnati/Dayton                  OH
   4116        Cleveland                          OH
   4117        Columbus                           OH
   4125        Detroit                            MI
   4128        El Paso/Alberquerque               NM
   4141        Knoxville                          TN
   4147        Louisville/Lexington               KY
   4158        Nashville                          KY
   4165        Omaha                              NE
   4167        Philadelphia                       PA



--------------------------------------------------------------------------------
     SID             MARKET
     BID              NAME                        STATE     NOTE     RSA
--------------------------------------------------------------------------------
     4169      Phoenix                            AZ
     4175      Puerto Rico/US Virgin Islands
     4177      Richmond                           VA
     4189      St Louis                           MO
     4196      Washington-Baltimore               WA DC
     4197      Wichita                            KS
    26321      Austin                             MN
    26345      Kirkland WA                        WA
    30051      Johnstown, PA                      PA
    30059      Wheeling, WV                       WV
    30063      Ocala, FL                          FL
    30065      Oxnard, CA                         CA
    30069      Joplin                             MO
    30071      Monet, MO                          MO
    30111      Corvallis, OR                      OR        OR-4
    30227      Yakima, WA                         WA
    30229      Tri-Cities, WA                     WA
    30231      Ellensburg, WA                     WA
    30233      Rochester, MN                      MN
    30235      St Cloud, MN                       MN
    30243      Longview, WA                       WA
    30261      Brooksville, FL                    FL
    30277      Key West, FL                       FL
    30281      Vero Beach, FL                     FL
    30283      Tampa, FL                          FL
    30287      Gainsville, FL                     TX
    30293      The Dalles, OR                     OR
    30309      Sebastion, FL                      FL
    30317      Weirton/Steubenville, WV/OH        OH
    30393      Elmore, ID                         ID
    30473      Longview/Marshall TX               TX
    30475      Texarkana, TX/AR                   TX
    30501      Wintersville, OH                   OH
    30635      Sherman/Denison, TX                TX
    30743      Colorado Springs, CO               CO
    30747      Fort Collins, CO                   CO
    30751      Greeley, CO                        CO
    30773      Lampassas, TX                      TX
    30837      Chehalis                           WA
    30849      Sarasota, FL                       FL
    30851      Melbourne, FL                      FL
    30853      Bradenton, FL                      FL
    30855      Carson City, NV                    NV
    30857      Modesto, CA                        CA
    30859      Tehama, CA                         CA
    30861      Yuba City, CA                      CA
    30863      Visalia, CA                        CA
    30867      Medford, OR                        OR
    30869      Salem, OR                          OR
    30871      Provo, UT                          UT
    30873      Bremerton, WA                      WA
    30875      Olympia, WA                        WA
    30877      Bellingham, WA                     WA
    30889      St Clairsville, OH                 OH
    30919      Stillwater, OK                     OK
    30921      Wasilla, AK                        AK
    30971      Somerset, PA                       PA
    30989      Vail/Grand Junction, CO            CO
    31011      Madras, OR                         OR
--------------------------------------------------------------------------------

                                AT&T MANAGED MARKETS
                            NOT INCLUDED IN SERVICE RATES.

SORTED BY: SID/BID
EFFECTIVE: NOVEMBER 1, 1997
--------------------------------------------------------------------------------
     SID           MARKET                       NOTES    Rates
     BID            NAME                                 Contact
--------------------------------------------------------------------------------
     1089      Canon City, CO
     1163      Coeur D'Alene, ID                         North American Cell
     1321      Deep Creek, MD                            MD-1 LP
     1703      Greenville, TX                            KO Communications
     1973      San Saba, TX                              Concho Cellular
    30237      Sierra, CA                                Data Cellular Systems
    30239      El Dorado, CA                             Cellular Pacific
    30249      Newburg, OR
    30363      Park City, UT                             Omega Cellular
    30409      Astoria, OR
    30425      San Luis Obispo, CA                       C-1 San Luis Obispo
    30573      Ruston, LA                                LA 1 Joint Venture

                                      EXHIBIT C

                                   SERVICE CHARGES

The rates between the Dobson markets listed below and all AWS markets listed on
Schedule 1 are as follows.

TX- RSA#16:

1998 Dobson shall charge AWS $0.50 per minute, AWS shall charge Dobson $0.35 per minute.

1/16/1999      Dobson shall charge AWS $0.35 per minute, AWS shall charge Dobson
               $0.35 per minute.

1/16/2000 and beyond - per the Rate Adjustment below.

All minutes billed in full minute increments, partial minutes rounded up to next full minute.

RATE ADJUSTMENT

The following defined terms are used herein:

- "Outcollect Revenues" means the amount paid by AWS to Dobson for Service provided to AWS Customers as Roamers in any Market that is included in the Dobson System.
-    "Base Period" means any twelve consecutive calendar months.
- "Prior Period" means the twelve consecutive calendar months preceding any Base Period. A Prior Period may include a period during which a Market was operated by a predecessor in interest to Dobson.
- "Market" means any individual area designated and operated by Dobson as a home service area.

Effective one year after the Effective Date, the rate payable by AWS to Dobson for roaming in any Market that has been operated by Dobson for at least twelve months shall be adjusted in accordance with the following formula IF AND ONLY IF such calculation shall result in a lower rate than that previously in effect:
The per minute rate shall be adjusted by multiplying the rate by (1) 1.2 and (2) Outcollect Revenues during the Prior Period and dividing by (3) Outcollect Revenues for the Base Period. The result shall be rounded to the nearest whole cent for purposes of the new rate to be applied, but shall be rounded at the sixth decimal place for purposes of calculating future rate adjustments.

Examples:

(1) Dobson acquires Market X from XYZ Wireless Co. on July 1, 1998. The roaming rate in Market X is $.35 per minute. For the period from July 1, 1998 to June 30, 1999, AWS pays Dobson $650,000 for roaming in Market X. For the period from July 1, 1997 to June 30, 1998, AWS paid XYZ Wireless Co. $500,000 for roaming in Market X. Effective July 1, 1999, the roaming rate shall be adjusted to $.35 x (1.2 x $500,000)/$650,000 = $.32 (as rounded).
     For future rate adjustments, the rate shall be .323077.

(2) Same assumptions as Ex. 1, but Outcollect Revenue in Base Period is $575,000. The calculation then yields $.35 x (1.2 x $500,000)/$575,000 =
     $.37. Since this exceeds the rate in effect, no adjustment is made and the roaming rate continues to be $.35.

CA RSA#4

1998      Dobson shall charge AWS CA markets $0.35 per peak minute, $0.20 per off peak minute*. AWS CA markets shall charge $0.35 per peak minute, $0.20 per off peak minute.*

*Peak = 6:00 AM to 7:59 PM Monday - Friday; off-peak = 8:00 PM - 5:59 AM Monday
- Friday, all day Saturday and Sunday.

Dobson and AWS shall charge $0.50 per minute reciprocal for markets outside of CA.

Effective 4/1/1999 the rates to be charged are per the Rate Adjustment shown below.

All minutes billed in full minute increments, partial minutes rounded up to next full minute.

RATE ADJUSTMENT

The following defined terms are used herein:

- "Outcollect Revenues" means the amount paid by AWS to Dobson for Service provided to AWS Customers as Roamers in any Market that is included in the Dobson System.
-    "Base Period" means any twelve consecutive calendar months.
- "Prior Period" means the twelve consecutive calendar months preceding any Base Period. A Prior Period may include a period during which a Market was operated by a predecessor in interest to Dobson.
- "Market" means any individual area designated and operated by Dobson as a home service area.

Effective one year after the Effective Date, the rate payable by AWS to Dobson for roaming in any Market that has been operated by Dobson for at least twelve months shall be adjusted in accordance with the following formula IF AND ONLY IF such calculation shall result in a lower rate than that previously in effect:
The per minute rate shall be adjusted by multiplying the rate by (1) 1.2 and (2) Outcollect Revenues during the Prior Period and dividing by (3) Outcollect Revenues for the Base Period. The result shall be rounded to the nearest whole cent for purposes of the new rate to be applied, but shall be rounded at the sixth decimal place for purposes of calculating future rate adjustments.

Examples:

(1) Dobson acquires Market X from XYZ Wireless Co. on July 1, 1998. The roaming rate in Market X is $.35 per minute. For the period from July 1, 1998 to June 30, 1999, AWS pays Dobson $650,000 for roaming in Market X. For the period from July 1, 1997 to June 30, 1998, AWS paid XYZ Wireless Co. $500,000 for roaming in Market X. Effective July 1, 1999, the roaming rate shall be adjusted to $.35 x (1.2 x $500,000)/$650,000 = $.32 (as rounded). For future rate adjustments, the rate shall be .323077.

(2) Same assumptions as Ex. 1, but Outcollect Revenue in Base Period is $575,000. The calculation then yields $.35 x (1.2 x $500,000)/$575,000 =
     $.37. Since this exceeds the rate in effect, no adjustment is made and the roaming rate continues to be $.35.

                                    SANTA CRUZ CA:


1998      Dobson and AWS shall reciprocally charge $0.35 per minute.

Effective twelve (12) months after the closing date of the sale of this market to Dobson, the rates to be charged are per the Rate Adjustment shown below.

All minutes billed in full minute increments, partial minutes rounded up to next full minute.

RATE ADJUSTMENT

The following defined terms are used herein:

- "Outcollect Revenues" means the amount paid by AWS to Dobson for Service provided to AWS Customers as Roamers in any Market that is included in the Dobson System.
-    "Base Period" means any twelve consecutive calendar months.
- "Prior Period" means the twelve consecutive calendar months preceding any Base Period. A Prior Period may include a period during which a Market was operated by a predecessor in interest to Dobson.
- "Market" means any individual area designated and operated by Dobson as a home service area.

Effective one year after the Effective Date, the rate payable by AWS to Dobson for roaming in any Market that has been operated by Dobson for at least twelve months shall be adjusted in accordance with the following formula IF AND ONLY IF such calculation shall result in a lower rate than that previously in effect:
The per minute rate shall be adjusted by multiplying the rate by (1) 1.2 and (2) Outcollect Revenues during the Prior Period and dividing by (3) Outcollect Revenues for the Base Period. The result shall be rounded to the nearest whole cent for purposes of the new rate to be applied, but shall be rounded at the sixth decimal place for purposes of calculating future rate adjustments.

Examples:

(1) Dobson acquires Market X from XYZ Wireless Co. on July 1, 1998. The roaming rate in Market X is $.35 per minute. For the period from July 1, 1998 to June 30, 1999, AWS pays Dobson $650,000 for roaming in Market X. For the period from July 1, 1997 to June 30, 1998, AWS paid XYZ Wireless Co. $500,000 for roaming in Market X. Effective July 1, 1999, the roaming rate shall be adjusted to $.35 x (1.2 x $500,000)/$650,000 = $.32 (as rounded). For future rate adjustments, the rate shall be .323077.

(2) Same assumptions as Ex. 1, but Outcollect Revenue in Base Period is $575,000. The calculation then yields $.35 x (1.2 x $500,000)/$575,000 =
     $.37. Since this exceeds the rate in effect, no adjustment is made and the roaming rate continues to be $.35.

ENID OK AND OK RSA #2:

1998      Dobson and AWS shall reciprocally charge $0.35 per minute.

Effective twelve (12) months after the effective date of this Agreement, the rates to be charged are per the Rate Adjustment shown below.

All minutes billed in full minute increments, partial minutes rounded up to next full minute.

RATE ADJUSTMENT

The following defined terms are used herein:

- "Outcollect Revenues" means the amount paid by AWS to Dobson for Service provided to AWS Customers as Roamers in any Market that is included in the Dobson System.
-    "Base Period" means any twelve consecutive calendar months.
- "Prior Period" means the twelve consecutive calendar months preceding any Base Period. A Prior Period may include a period during which a Market was operated by a predecessor in interest to Dobson.
- "Market" means any individual area designated and operated by Dobson as a home service area.

Effective one year after the Effective Date, the rate payable by AWS to Dobson for roaming in any Market that has been operated by Dobson for at least twelve months shall be adjusted in accordance with the following formula IF AND ONLY IF such calculation shall result in a lower rate than that previously in effect:
The per minute rate shall be adjusted by multiplying the rate by (1) 1.2 and (2) Outcollect Revenues during the Prior Period and dividing by (3) Outcollect Revenues for the Base Period. The result shall be rounded to the nearest whole cent for purposes of the new rate to be applied, but shall be rounded at the sixth decimal place for purposes of calculating future rate adjustments.

Examples:

(1)       Dobson acquires Market X from XYZ Wireless Co. on July
     1, 1998. The roaming rate in Market X is $.35 per minute. For the period from July 1, 1998 to June 30, 1999, AWS pays Dobson $650,000 for roaming in Market X. For the period from July 1, 1997 to June 30, 1998, AWS paid XYZ Wireless Co. $500,000 for roaming in Market X. Effective July 1, 1999, the roaming rate shall be adjusted to $.35 x (1.2 x $500,000)/$650,000 = $.32
     (as rounded). For future rate adjustments, the rate shall be .323077.

(2)  Same assumptions as Ex. 1, but Outcollect Revenue in Base
     Period is $575,000. The calculation then yields $.35 x (1.2 x $500,000)/$575,000 = $.37. Since this exceeds the rate in effect, no adjustment is made and the roaming rate continues to be $.35.

MD RSA#2,MD RSA#2, CUMBERLAND, HAGERSTOWN MD, PA RSA#10 W:

1998      Dobson and AWS shall reciprocally charge $0.35 per minute.

Effective twelve (12) months after the effective date of this Agreement, the rates to be charged are per the Rate Adjustment shown below.

All minutes billed in full minute increments, partial minutes rounded up to next full minute.

RATE ADJUSTMENT

The following defined terms are used herein:

- "Outcollect Revenues" means the amount paid by AWS to Dobson for Service provided to AWS Customers as Roamers in any Market that is included in the Dobson System.
-    "Base Period" means any twelve consecutive calendar months.
- "Prior Period" means the twelve consecutive calendar months preceding any Base Period. A Prior Period may include a period during which a Market was operated by a predecessor in interest to Dobson.
- "Market" means any individual area designated and operated by Dobson as a home service area.

Effective one year after the Effective Date, the rate payable by AWS to Dobson for roaming in any Market that has been operated by Dobson for at least twelve months shall be adjusted in accordance with the following formula IF AND ONLY IF such calculation shall result in a lower rate than that previously in effect:
The per minute rate shall be adjusted by multiplying the rate by (1) 1.2 and (2) Outcollect Revenues during the Prior Period and dividing by (3) Outcollect Revenues for the Base Period. The result shall be rounded to the nearest whole cent for purposes of the new rate to be applied, but shall be rounded at the sixth decimal place for purposes of calculating future rate adjustments.

Examples:

(1) Dobson acquires Market X from XYZ Wireless Co. on July 1, 1998. The roaming rate in Market X is $.35 per minute. For the period from July 1, 1998 to June 30, 1999, AWS pays Dobson $650,000 for roaming in Market X. For the period from July 1, 1997 to June 30, 1998, AWS paid XYZ Wireless Co. $500,000 for roaming in Market X. Effective July 1, 1999, the roaming rate shall be adjusted to $.35 x (1.2 x $500,000)/$650,000 = $.32 (as rounded). For future rate adjustments, the rate shall be .323077.

(2) Same assumptions as Ex. 1, but Outcollect Revenue in Base Period is $575,000. The calculation then yields $.35 x (1.2 x $500,000)/$575,000 =
     $.37. Since this exceeds the rate in effect, no adjustment is made and the roaming rate continues to be $.35.

MARKETS ADDED TO EXHIBIT A AFTER THE EFFECTIVE DATE OF THIS AGREEMENT

First twelve months Dobson and AWS shall determine rate(s) to be charged.

Second twelve (12) months and beyond - Effective twelve (12) months after the addition of the market to this Agreement, the rates to be charged are per the Rate Adjustment shown below or such other rates as the Parties shall mutually agree on a market by market basis.

All minutes billed in full minute increments, partial minutes rounded up to next full minute.

RATE ADJUSTMENT

The following defined terms are used herein:

- "Outcollect Revenues" means the amount paid by AWS to Dobson for Service provided to AWS Customers as Roamers in any Market that is included in the Dobson System.
-    "Base Period" means any twelve consecutive calendar months.
- "Prior Period" means the twelve consecutive calendar months preceding any Base Period. A Prior Period may include a period during which a Market was operated by a predecessor in interest to Dobson.
- "Market" means any individual area designated and operated by Dobson as a home service area.

Effective one year after the Effective Date, the rate payable by AWS to Dobson for roaming in any Market that has been operated by Dobson for at least twelve months shall be adjusted in accordance with the following formula IF AND ONLY IF such calculation shall result in a lower rate than that previously in effect: The per minute rate shall be adjusted by multiplying the rate by (1) 1.2 and (2) Outcollect Revenues during the Prior Period and dividing by (3) Outcollect Revenues for the Base Period. The result shall be rounded to the nearest whole cent for purposes of the new rate to be applied, but shall be rounded at the sixth decimal place for purposes of calculating future rate adjustments.

Examples:

(1) Dobson acquires Market X from XYZ Wireless Co. on July 1, 1998. The roaming rate in Market X is $.35 per minute. For the period from July 1, 1998 to June 30, 1999, AWS pays Dobson $650,000 for roaming in Market X. For the period from July 1, 1997 to June 30, 1998, AWS paid XYZ Wireless Co. $500,000 for roaming in Market X. Effective July 1, 1999, the roaming rate shall be adjusted to $.35 x (1.2 x $500,000)/$650,000 = $.32 (as rounded). For future rate adjustments, the rate shall be .323077.

(2) Same assumptions as Ex. 1, but Outcollect Revenue in Base Period is $575,000. The calculation then yields $.35 x (1.2 x $500,000)/$575,000 =
     $.37. Since this exceeds the rate in effect, no adjustment is made and the roaming rate continues to be $.35.

ALL OTHER DOBSON MARKETS LISTED ON SCHEDULE 2 BUT NOT SPECIFIED ABOVE:

As of the effective date of this Agreement, OK RSA#5, OK RSA#7, TX RSA#2, CA RSA#7, AZ RSA#5, OH RSA#2, MO RSA#1, MO RSA#4, MO RSA#5A, MO RSA#2 and KS RSA#5, and AWS will reciprocally charge $0.35 per minute.

Effective 4/16/1999 OK RSA#5, OK RSA#7, TX RSA#2, CA RSA#7, AZ RSA#5, OH RSA#2, MO RSA#1, MO RSA#4, MO RSA#5A, MO RSA#2 and KS RSA#5, and AWS will reciprocally charge $0.25 per minute.

Effective 4/16/2000 OK RSA#5, OK RSA#7, TX RSA#2, CA RSA#7, AZ RSA#5, OH RSA#2, MO RSA#1, MO RSA#4, MO RSA#5A, MO RSA#2 and KS RSA#5, and AWS will reciprocally charge $0.20 per minute.

All minutes billed in full minute increments, partial minutes rounded up to next full minute.


AWS KANSAS CITY JOINT VENTURE MARKETS AND DOBSON
Rates between the Kansas City Joint Venture markets, designated on Schedule 1 and Dobson shall be as set forth in July 11, 1997 rate agreement letter, but the terms of this Agreement otherwise shall apply with respect thereto.

TOLL RATES:

Dobson and AWS agree that the toll rates charged between the parties shall be reduced to the actual AWS average retail rates charged to AWS customers for roaming, as calculated on a national basis, but not less than $0.15 per minute for the years 1998-2000, $0.12 per minute for the year 2001 and $0.10 per minute for the remaining term of the Agreement.

     International toll rates shall be no more than AT&T tariff rates.

                                      EXHIBIT D

                                    TECHNICAL DATA

                                METHODS AND PROCEDURES

     The following information is furnished by __________ to __________ pursuant to Section 6.1 of the Intercarrier Roamer Service Agreement between AT&T Wireless Services, Inc. and ________________________, by __________________:



-------------------------------------------------------------------------------

NPA/NXX        LINE RANGE     SID/BID CITY        START DATE     END DATE

-------------------------------------------------------------------------------









By:____________________________

Title:_________________________

Issue Date:____________________

The effective date shall be
_______________________________

                                      EXHIBIT E

                             INTEROPERABILITY STANDARDS

                                     SCHEDULE E-1

                                    CORE FEATURES


Below is a list and description of the Core Features that the Parties have implemented in their Systems and agree to maintain in accordance with Section
10.3 of this Agreement. These definitions are functional descriptions of the Core Features.

1.   CALL DELIVERY

     This capability permits a Customer to receive incoming calls to his or her phone while in his or her home market or while roaming in the other Party's Network (together, the "Mobile Wireless Network").

2.   ROAMING - DO NOT DISTURB

     This capability permits a Customer, who would normally receive all incoming calls while visiting a Mobile Switching Center that is part of the Mobile Wireless Network, to temporarily inhibit the delivery of such calls. Activating this capability has no impact on the Customer's to originate calls or on the Customer's ability to receive calls via the roamer access ports.

3.   CALL FORWARDING

     A.   CALL FORWARDING IMMEDIATE

     This capability permits a Customer to send all incoming calls destined for the Customer's phone to another phone number specified by the Customer. Activating this capability has no impact on the Customer's ability to originate calls. When this capability is activated, calls are forwarded regardless of whether the Customer is located within his or her local market or whether the Customer is roaming outside of such local market.

     B.   CALL FORWARDING BUSY

     This capability permits a Customer to send all incoming calls destined for his or her phone to another phone number specified by the Customer when the Customer is engaged in a call.

     C.   CALL FORWARDING NO ANSWER

     This capability permits a Customer to send all incoming calls destined for his or her phone to another phone number specified by the Customer when the Customer does not answer or when the Customer's phone does not respond to a page.

     D.   CALL FORWARDING CONDITIONAL

     This capability permits a Customer to send all incoming calls destined for the Customer's phone to another phone number specified by the Customer when: (i) the Customer does not answer his or her phone; (ii) the phone does not respond to a page; or (iii) the Customer is engaged in a call.

4.   CALL WAITING

     This capability permits a Customer to receive incoming calls even though a call may already be in progress.

5.   VOICEMAIL

     This capability forwards those Customer's incoming calls which are not answered by the Customer, and for which no other explicit treatment has been activated (for example, those described in item 3, above), to a voice storage and retrieval system.

6.   THREE WAY CALLING

     This capability permits a Customer to add a third party to an active two party call.

7.   SLEEP MODE

     This capability permits an IS 136 phone to operate in a power saving mode when camping on an IS 136 system, thereby allowing the battery standby time to increase.

8.   VOICE COMPATIBILITY

     This capability permits IS-136 phones to operate on a visited system.

9.   CALL HANDOFF

     This capability permits hand-off of a TDMA call at a handoff border of a System to the TDMA or analog facilities of the adjoining service provider, depending upon channel availability. Hand-offs will be required to occur bi-directionally.

10.  CALLING NUMBER IDENTIFICATION

     This capability identifies for the Customer either the telephone number or the stored name (in the wireless phone) of the person who is calling ("CNIP"). It also permits a Customer to inhibit the ability of a person to whom the Customer is placing a call from identifying either the telephone number or the name of such Customer who is placing the call ("CNER").

11.  MESSAGE WAITING INDICATOR

     This capability is an enhancement to voice mail, and provides the Customer with the current status of the number of unheard voice mail messages waiting in his or her voice mail box.

12.  SHORT MESSAGING SERVICE

     This capability will permit a caller to deliver both numeric and alphanumeric messages of up to eighty characters to an IS-136 phone. If the Customer to whom the message has been delivered has his or her phone off or is not in the IS-136 coverage area, then messages are stored for future delivery.

13.  ENHANCED REGISTRATION

     This capability permits the wireless provider to keep track of IS-136 mobile unit activity or registration status. Registration status is used for a number of different reasons: incoming call paging, IS-41 call delivery, SMS message delivery. Traditionally the registration of the mobile was supervised by Autonomous Registration, but Enhanced Registration provides a higher resolution of visibility.

14.  PRIVATE NUMBER PLAN

     This capability permits a defined group of Customers to call defined private network extensions by using an abbreviated unique dialing pattern (four digit dialing).

15.  OVER THE AIR ACTIVATION (OTA) AND OVER THE AIR PROGRAMMING (OTAP)

     This capability will permit the service provider to provision mobiles "over the air". This functionality will remove the need for the subscriber to visit an agent and have the phone activated in the traditional manner. The would-be subscriber would follow instructions on how to activate service and within minutes be able to place calls.

16.  */# DIALING CODE UNIFORMITY

     This capability will permit Customer's to dial specified numbers preceded by a "#" or "*" symbol to access specific services.

17.  VOICE MAIL

     The ability of a Customer to retrieve messages from the Customer's voice mail box by dialing the Customer's wireless number.

18.  AUTHENTICATION FRAUD PROTECTION

     This capability permits a caller to register, originate and terminate calls utilizing the industry fraud protection CAVE algorithm.

                                       45